Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is being made as of the 24th day of September 2013 between EFACTOR GROUP CORPORATION., a Nevada corporation (the “Company”), having its principal offices at 424 Clay Street, Lower Level San Francisco, CA 94111, and Marion Freijsen, Chief Operating Officer, residing at Gervenseweg 18, 3882 LV Putten, The Netherlands.

WITNESSSETH:

WHEREAS, the Company desires to continue the employment of the Executive and the Executive desires to be employed by the Company as Chief Operating Officer upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Nature of Employment; Term Agreement. The Company hereby employs the Executive and the Executive agrees to serve the Company as its Chief Operating Officer, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until December 31, 2013 (the “Employment Term”); provided, however, that unless either the Company or the Executive gives notice that it or she desires to terminate this Agreement at least sixty (60) days prior to the date of its termination, this Agreement (including this Section 1) shall automatically be renewed for additional successive periods of one (1) year.

2. Duties and Powers as Employee.

(a) During the Employment Term, the Executive shall be employed by the Company as its Chief Operating Officer. The Executive agrees to devote such time and efforts to the performance of his duties under this Agreement as shall be reasonably necessary.  In the performance of her duties, the Executive shall be subject to the direction of the Board of Directors of the Company.  The Executive shall be available to travel as the needs of the business require.

3. Compensation

(a) As compensation for her services hereunder, the Company shall pay the Executive, during the Employment term, a base salary (the “Base Salary”) payable in equal monthly  installments at the annual rate of

$225,000 for the year ended December 31, 2013, subject to such increases as the Board of Directors may approve. Additionally, the Executive shall participate in the present and future employee benefit plans of the Company provided that she meets the eligibility requirements thereof.

(b) In addition to the Base Salary provided herein, the Executive shall receive as a performance bonus payment (a “Bonus”), on an annual basis, of up to $225,000. The exact amount shall be determined in the absolute sole discretion of the Compensation Committee of the Board of Directors of the Company based upon an evaluation of the performance of the Executive and the Company during the previous fiscal year. The Bonus shall be paid to the Executive within ninety (90) days after the end of the Company’s fiscal year notwithstanding that such date may be after the expiration of the Employment Term.

(c) In addition, the Company shall issue to the Executive 100,000 Restricted Stock Units (RSU’s) of the Company effective as of the date hereof and governed under the plans of the Company’s Restricted Stock Unit plan.  It is also anticipated that the Executive will be granted additional RSU’s or stock options effective annually as shall be determined in the absolute sole discretion of the Compensation Committee of the Board of Directors of the Company.

4. Expenses; Vacations. The Executive shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. The Executive shall be entitled to reasonable vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company’s Board of Directors but in no event less than twenty-five days per year.

5. Representations and Warranties of Employee. The Executive represents and warrants to the Company that (a) she is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder, or the other rights of the Company hereunder; and (b) she is under no physical or mental disability that would hinder her performance of duties under this Agreement.

6. Non-Competition. The Executive agrees that she will not (a) during the period she  is employed under this Agreement engaged in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, be a director, officer, employee, owner, or partner of, any other business or organization that she or it shall then be competing with the Company, and (b) for a period of two (2) years after she ceases to be employed by the Company under this Agreement, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of,  any business or organization which at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because the Executive owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by the Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of national securities exchange.

7.

Confidential Information. All confidential information which the Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period she is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by her to any other person, form, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. The Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

8.

Exhibit 99.2

Termination.

(a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, the Executive is terminated “For Cause” (as defined below) then the Company shall have the right to give notice of termination of Employee’s services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified in such notice. Termination “For Cause” shall mean the Executive shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company,

(iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within thirty (30) days after commission thereof.

(b) In the event the Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge her duties hereunder for a period of six months, then this Agreement shall terminate upon 90 days’ written notice to the Executive, and no further compensation shall be payable to the Executive, except as may otherwise be provided hereunder any disability insurance policy.

(c) In the event that the Executive shall die, then this Agreement shall terminate on the date of the Executive’s death, and no further compensation shall be payable to the Executive, except as may otherwise be provided under any insurance policy or similar instrument.

(d) In the event that this Agreement is terminated “For Cause” pursuant to Section 8 (a), then the Executive shall be entitled to receive only her Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

(e) In the event this Agreement is terminated by the Company other than for the reasons set forth in Section 8 (a) or 8 (b) or upon a Section 9 event, the Executive shall be entitled to receive severance pay consisting of a lump sum distribution (with no present value adjustment) equal to the Base Salary at the rate provided in Section 3 plus the Bonus (fixed at the rate of 50% of such Base Salary) for the greater of (i) two (2) years, notwithstanding that such two-year period might extend beyond the Employment Term or (ii) the remainder of the Employment Term. In such case any of the Executive’s issued but unvested options (including the Options described in this Agreement) shall vest immediately upon such termination. In addition, in such case the two (2) year period described in Section 6 (b) of this Agreement shall be reduced to one (1) year.

(f) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate Employee’s employment hereunder upon any ground permitted by law.

9.

Change of Control.

In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sales of assets, or otherwise, the Company shall assign this letter and all of its rights and obligations hereunder to the acquiring or surviving corporation and such corporation shall assume in writing all of the obligations of the Company, and the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this agreement.

Notwithstanding the foregoing, in any such event, or in the event of the acquisition by any person, or group of persons acting in concert, of shares of capital stock of the Company enabling such person or person to cast 20% or more of the votes entitled to be voted at any meeting to elect directors (each such event of disposition or acquisition of stock being hereinafter referred to as a “Section 9 Event”), the Executive or the Company shall have the right to terminate this Agreement by written notice given within six (6) months of the date (the “Section 9 Date”) of such Section 9 Event. Upon such termination, the Executive shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 plus Bonus (fixed at the rate of 50% of such Base Salary) for the greater of (i) two (2) years, notwithstanding that such two-year period might extend beyond the Employment Term or (ii) the remainder of the Employment Term. Upon such Section 9 Event, any of the Executive’s issued but unvested options (including the options described in this Agreement) shall vest immediately upon such Section 9 event. In addition, upon a Section 9 Event in which the shareholders of the Company exchange their shares for stock of any other company or other consideration, the Executive shall receive an amount equal to the per share price paid to the stockholders of the Company less the Pre-Announcement Price multiplied by 50,000.

10. Survival. The covenant, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Executive’s termination of employment, irrespective of any investigation made by or on behalf of any party.

11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Adrie Reinders, Chief Executive Officer EFactor Group Corporation, at 424 Clay Street, Lower Level San Francisco, CA 94111.  Notice to the estate of the Executive shall be sufficient if addressed to the Executive provided in this Section 12. Any notice or other communication given by certified mail shall be deemed sufficient if given at the time of certification thereof.

13.

Exhibit 99.2

Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereof.

14. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

15. Other. The waiver by any party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

This Agreement contracts the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Any provision of this Agreement that is prohibited or enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign its rights and obligations under this agreement to any subsidiary or affiliate of the Company and the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Company, whether by merger, consolidation, transfer or all or substantially all of its assets, or otherwise.

IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first above written.

“Executive”

“Company”

/s/ Marion Freijsen

                   /s/ Adrie Reinders                                    By:

Its: CEO/Chairman

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